CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 373 and Amendment No. 376 to the Registration Statement on Form N-1A of Northern Lights Fund Trust IV and to the use of our report dated May 30, 2025 on the financial statements and financial highlights of USA Mutuals Vice Fund and USA Mutuals All Seasons Fund, each a series of Northern Lights Fund Trust IV, appearing in Form N-CSR for the year ended March 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 23, 2025